Independent Bank Corporation Earnings Call First Quarter 2023 April 27, 2023 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2

Agenda  Formal Remarks. – William B. (Brad) Kessel, President and Chief Executive Officer – Gavin A. Mohr, Executive Vice President and Chief Financial Officer – Joel Rahn, Executive Vice President – Commercial Banking  Question and Answer session.  Closing Remarks. Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. 3

1Q23 Overview 4 1Q23 Earnings Stable Deposit Base During Recent Turmoil in Banking Industry Continued Loan Growth and Healthy Asset Quality Additional Progress on Strategic Initiatives • Net income of $13.0 million, or $0.61 per diluted share, compared to $15.1 million, or $0.71 per diluted share, in 1Q22 • Pre-tax, pre-provision income of $18.0 million • 16% increase in net interest income from 1Q22 due to balance sheet growth and higher net interest margin • Strong profitability results in 6.0% increase in tangible book value per share from end of prior quarter • Strength of client relationships evident in March with only one meaningful deposit outflow (government agency client) • Total deposits increased during 1Q23 • While deposit base was stable, cash balances were increased and short-term brokered deposits added as part of prudent approach to risk management • Total loans increased 5.1% annualized while maintaining conservative approach to new loan production • Largest increase in mortgage loans, which provide attractive risk-adjusted yields in current environment • Asset quality remained exceptional with NPAs/Total Assets at 0.09% and low level of NCOs in the quarter, [with delinquencies in installment portfolio remaining stable and at low levels] • All capital ratios increased during 1Q23 with TCE ratio increasing 23 basis points from prior quarter • Balance sheet liquidity remains high with loan-to-deposit ratio declining to 77% • Continued to attract highly productive bankers to commercial banking team during 1Q23 that will contribute to further gains in market share throughout our footprint

Strong Liquidity Position 5 Note: Portfolio loans exclude loans HFS. 1Q 2023 Current On-balance sheet Excess reserves at the Fed 179.2$ Unpledged AFS Securities 767.5$ Total On-balance sheet 946.7$ On balance sheet liquidity to total deposits 21% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) 1,432.8$ Borrow capacity on unpledged bonds 855.0$ Total Available Sources 2,287.8$ Sources of Liquidity to total deposits 50% Sources of Liquidity 148% 87% 80% 80% 98% 232% 219% 203% 218% 237% 0% 50% 100% 150% 200% 250% 1Q22 2Q22 3Q22 4Q22 1Q23 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Liquidity / Uninsured Deposits  Significant liquidity position to manage the current environment.  Total available liquidity significantly exceeds (237%) estimated uninsured deposit balances.  Increased on-balance sheet liquidity in March with short term brokered deposits.  Established access and tested the BTFP, no borrowings at 3/31/23.  Attractive loan to deposit ratio of 77.2%.  Uninsured deposit to total deposits of approximately 22.6%, excluding brokered time deposits.

Low Cost Deposit Franchise

Focused on Core Deposit Growth

6

Deposit Composition – 3/31/23



Brokered
6%
Time
9%
Non-interest Bearing
26%
Reciprocal
15%
$4.5B
Core
Deposits:
84.8%
Savings and Interest-bearing Checking
43%

Cost of Deposits (%)/Total Deposits ($B)



$3.6
$3.9
$3.9
$4.1
$4.1
$4.2
$4.3
$4.3
$4.4
$4.5
0.39%
0.14%
0.12%
0.11%
0.09%
0.07%
0.11%
0.33%
0.78%
1.26%
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Total Deposits
Cost Of Deposits

Note: Core deposits defined as total deposits less maturity deposits.

Deposit Highlights

- Substantial core funding – $3.85 billion of non-maturity deposit accounts (84.8% of total deposits).
- Core deposit growth of $93.1 million (9.1% annualized) in 1Q'23.
- Total deposits increased $165.7 million (15.3% annualized) since 12/31/22 with non-interest bearing down $77.4 million, savings and interest- bearing checking up $1.8 million, reciprocal up $82.9 million, time up $85.8 million and brokered time up $72.6 million.
- Deposits by Customer Type:
  - Retail – 51.4%
  - Commercial – 34.7%
  - Municipal – 13.9%

Michigan Deposit Market Share

Rank 2022	Institution	Deposits in Market ($M)	Mkt. Share (%)
1	JPMorgan Chase & Co.	69,955	26.4%
2	Huntington Bancshares Inc.	36,160	13.7%
3	Comerica Inc.	33,063	12.5%
4	Bank of America Corp.	30,306	11.5%
5	The PNC Financial Services Group Inc.	21,228	8.0%
6	Fifth Third Bancorp	16,829	6.4%
7	New York Community Bancorp Inc.	13,896	5.3%
8	Citizens Financial Group Inc.	6,830	2.6%
9	Independent Bank Corp.	4,359	1.6%
10	Mercantile Bank Corp.	2,528	1.0%
	Total for Institutions in Market	$264,589	

Data: S&P Global

Source: S&P Global deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2022.

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Granular Deposit Base 7 Deposit Metrics Note: Uninsured deposit calculation is an approximation.  Average deposit account balance of approximately $19,628.  Average deposit balance excluding reciprocal deposit of $16,534.  Average Commercial deposit balance of $85,524.  Average public funds deposit balance of $446,707.  Average retail deposit balance of $11,160  10 largest deposit accounts total $296.8 million or 6.53% of total deposits.  $184.9 million in ICS with FDIC coverage.  100 largest deposit accounts total $835.9 million or 18.4% of total deposits.  $462.6 million in ICS with FDIC coverage.  Net deposit account growth of 1,629 in 1Q’23. Uninsured Deposit Trend Uninsured Deposit by Segment – 3/31/23 $3,216 $3,297 $3,300 $3,403 $3,580 $989 $994 $1,027 $976 $965 $4,205 $4,291 $4,327 $4,379 $4,545 1Q22 2Q22 3Q22 4Q22 1Q23 Insured Deposits Uninsured Deposits 76% 21%24% 77% 23% 76% 24% 78% 22% 79% $1,981 $934 $381 $241 $506 $218 Consumer Commercial Public Funds Insured Deposits Uninsured Deposits 64% 36% 89% 11% 65% 35%

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate 8 Cumulative Cycle Beta = 24.1% 0.25% 0.27% 0.27% 0.28% 0.33% 0.36% 0.42% 0.51% 0.60% 0.73% 0.82% 0.85% 0.85% 0.74% 0.63% 0.30% 0.23% 0.39% 0.14% 0.12% 0.11% 0.10% 0.10% 0.12% 0.33% 0.79% 1.25% 0.50% 0.75% 1.00% 1.25% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.50% 2.50% 2.00% 1.75% 0.25% 25 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.50% 1.75% 3.25% 4.50% 5.00% 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% Sep-16 Jan-17 May-17 Sep-17 Jan-18 May-18 Sep-18 Jan-19 May-19 Sep-19 Jan-20 May-20 Sep-20 Jan-21 May-21 Sep-21 Jan-22 May-22 Sep-22 Jan-23 Historical IBCP Cost of Funds vs. the Federal Funds Rate (left axis) with Deposit Balances (right axis) IB COF Fed Funds Spot Fed Effective Total Deposits

Diversified Loan Portfolio Focused on High Quality Growth 9 Lending Highlights Note: Portfolio loans exclude loans HFS.  Portfolio loan changes in 1Q’23: − Commercial – increased $4.4 million. − Average new origination yield of 7.13%. − Mortgage – increased $39.8 million. − Average new origination yield of 5.99%. − Installment – increased $0.2 million. − Average new origination yield of 7.00%.  Mortgage loan portfolio weighted average FICO of 753 and average balance of $175,916.  Installment weighted average FICO of 758 and average balance of $25,462.  Commercial loan rate mix: − 50% fixed / 50% variable. − Indices – 64% tied to Prime, 1% tied to a US Treasury rate and 35% tied to SOFR.  Mortgage loan (including HECL) rate mix: − 65% fixed / 35% adjustable or variable. − 24% tied to Prime, 29% tied to LIBOR, 12% tied to a US Treasury rate and 35% tied to SOFR. Loan Composition – 3/31/23 $3.5B Yield on Loans (%)/Total Portfolio Loans ($B) Commercial 42% Mortgage 40% Installment 18% Held for Sale 0% $2.7 $2.8 $2.8 $2.9 $2.9 $3.0 $3.3 $3.4 $3.4 $3.5 4.31% 4.01% 3.95% 4.13% 4.08% 3.82% 4.01% 4.39% 4.90% 5.07% Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 3Q'22 4Q'22 1Q'23 Total Portfolio Loans Yield on Loans

Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) 10 Concentrations within $1.47B Commercial Loan Portfolio 10 Note: $950 million, or 64.6% of the commercial loan portfolio is C&I or owner occupied, while $ 521 million, or 35.4% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.471 billion as of March 31, 2023

CRE – Office Metrics 11  28% of portfolio is medical office buildings.  90% of portfolio are located in suburban geographies.  73.0% of CRE – Office mature after 2025.  Average loan size of $1.2 million. 23% 77% CRE - Office Fixed vs. Variable Variable Fixed $7.5 $71.0 Geographic Location (millions) Urban Suburban $- $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 $70,000,000 Maturing 2023 Maturing 2024 Maturing 2025 Maturing 2026 & After Maturing Exposure

Credit Quality Summary Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. Non-performing Assets ($ in Millions) ORE/ORA ($ in Millions)Non-performing Loans ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) 12 $13.4 $8.2 $8.6 $9.5 $7.9 $5.1 $5.0 $4.5 $3.8 $3.7 $3.9 0.4% 0.3% 0.3% 0.3% 0.2% 0.2% 0.2% 0.1% 0.1% 0.1% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Non-performing Loans (NPLs) NPLs / Total Loans 1.1% $5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.4 $0.5 $0.3 $0.5 $0.5 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 $5.3 $4.8 $4.4 $7.2 $13.2 $2.3 $2.7 $3.7 $2.3 $3.1 $1.9 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 30-89 Days PD 30-89 Days PD / Loans $18.4 $9.8 $9.9 $11.4 $8.6 $5.3 $5.4 $5.0 $4.2 $4.2 $4.4 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2016 2017 2018 2019 2020 2021 Q1 Q2 Q3 Q4'22 Q1 Non-performing Loans 90+ Days PD ORE/ORA

Corporate Securities 13 − $135.0 million portfolio of corporate securities. 45.6% of this portfolio is managed by a third party investment manager. − $74.0 million of corporate securities are related to financial institutions. − 44.2% are rated investment grade by Moody’s or S&P − 43.9% are rated investment grade by KBRA − 6.4% rated investment grade by Egan-Jones − 5.4% are non-rated 29.1% 11.0% 23.7% 33.5% 2.7% Asset Size of Issuer – Financial Institutions GSIB > 100B 10 - 100B 1 - 10B <1B $28.7 $43.3 $2.0 Seniority (millions) Senior Subordinated TruPS

Strong Capital Position 14 TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) Strong Capital Position • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 7.95% 7.9 6.9 6.3 6.2 6.4 6.6 0 5 10 15 2021 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 8.8 8.8 8.7 8.8 8.9 8.9 0 5 10 15 2021 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 11.1 10.7 10.3 10.3 10.4 10.6 0 5 10 15 2021 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 14.7 14.2 13.7 13.5 13.6 13.8 0 2 4 6 8 10 12 14 16 18 20 2021 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23

Highlights  Net interest income decreased $2.2 million in 1Q’23 vs. 4Q’22 due to a decrease in the net interest margin that was partially offset by an increase in average earnings assets.  Net interest margin was 3.33% during the first quarter of 2023, compared to 3.00% in the year-ago quarter and 3.52% in the fourth quarter of 2022. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) Net Interest Margin/Income 15 3.57 3.27 3.22 3.37 3.30 3.16 3.47 3.92 4.41 4.67 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 3.52 3.33 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 3.65 4.38 0.39 0.14 0.12 0.11 0.10 0.10 0.12 0.45 0.92 1.39 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Earning Asset Yield Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds $31.0 $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $40.6 $38.4 $25.0 $27.0 $29.0 $31.0 $33.0 $35.0 $37.0 $39.0 $41.0 $43.0 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23

Linked Quarter Analysis

16

1Q'23 NIM Changes

Q4'22	3.52%
Increase in investment yield and change in earning asset mix	0.05%
Change in loan yield and mix	0.20%
Change in funding mix	-0.06%
Increase in funding costs	-0.38%
Q1'23	3.33%

Linked Quarter Average Balances and FTE Rates

($ in thousands)

	1Q23			4Q22			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$38,889	$464	4.84%	$5,069	$48	3.76%	$33,820	$416	1.08%
Investments	1,163,728	9,601	3.30%	1,182,462	9,271	3.14%	(18,734)	330	0.16%
Commercial loans	1,457,221	22,667	6.31%	1,420,148	20,837	5.82%	37,073	1,830	0.49%
Mortgage loans	1,409,819	15,139	4.30%	1,392,198	14,499	4.17%	17,621	640	0.13%
Consumer loans	627,129	6,504	4.21%	637,598	6,776	4.22%	(10,469)	(272)	-0.01%
Earning assets	$4,696,786	$54,375	4.67%	$4,637,475	$51,431	4.41%	$59,311	$2,944	0.26%
Nonmaturity deposits	$2,535,045	$8,857	1.42%	$2,519,294	$6,046	0.95%	$15,751	2,811	0.47%
CDARS deposits	55,878	442	3.21%	34,442	160	1.84%	21,436	282	1.37%
Retail Time deposits	360,980	1,935	2.17%	303,103	891	1.17%	57,877	1,044	1.00%
Brokered deposits	240,828	2,526	4.25%	165,536	1,446	3.47%	75,292	1,080	0.78%
Bank borrowings	33,028	366	4.49%	57,925	553	3.79%	(24,897)	(187)	0.70%
IBC debt	79,109	1,369	7.02%	79,074	1,280	6.42%	35	89	0.60%
Cost of funds	$3,304,868	$15,495	1.90%	$3,159,374	$10,376	1.30%	$145,494	$5,119	0.60%
Free funds	$1,391,918			$1,478,101			($86,183)		
Net interest income		$38,880			$41,055			($2,175)	
Net interest margin			3.33%			3.52%			-0.19%

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Interest Rate Risk Management

17

Changes in Net Interest Income

March 31, 2023

	-200	-100	Base-rate	+100	+200
	(Dollars in 000's)				
Net Interest Income	$ 158,416	$ 161,330	$ 162,997	$ 162,593	$ 161,153
Change from Base	-2.81%	-1.02%	-	-0.25%	-1.13%

December 31, 2022

	-200	-100	Base-rate	+100	+200
	(Dollars in 000's)				
Net Interest Income	$ 163,958	$ 166,618	$ 167,349	$ 166,977	$ 165,771
Change from Base	-2.03%	-0.44%	-	-0.22%	-0.94%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The decrease in the base case modeled NII is due to an adverse shift in the funding mix and higher than modeled betas on interest bearing deposits during the quarter. These changes were partially offset by earning asset growth and a favorable change in earning asset composition.
- The NII sensitivity profile is largely unchanged during the quarter as the adverse sensitivity impact from changes in the deposit mix were offset by additional hedging and term funding transactions.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 40.2% of assets and other non-maturity deposits fund another 21.4% of assets. Moderate wholesale funding of just 8.1% of assets.
- 30.9% of assets reprice in 1 month and 43.9% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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Strong Non-interest Income 18  The $8.9 million comparative quarterly decrease in mortgage loan servicing; net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels.  Mortgage banking: − $1.3 million in net gains on mortgage loans in 1Q’23 vs. $0.8 million in the year ago quarter. The increase is primarily due to increased profit margins and fair value adjustments that were partially offset by lower mortgage loan sales volume. − $113.3 million in mortgage loan originations in 1Q’23 vs. $270.2 million in 1Q’22 and $138.9 million in 4Q’22. − 1Q’23 mortgage loan servicing includes a $0.6 million ($0.02 per diluted share, after tax) decrease in fair value adjustment due to price compared to an increase of $8.5 million ($0.31 per diluted share, after tax) in the year ago quarter. Source: Company documents. $10.6M 2023 YTD Non-interest Income (thousands) Non-interest Income Trends ($M) Highlights Interchange income, $3,205 Service Chg Dep, $2,857 Gain (Loss)- Mortgage Sale, $1,256 Gain (Loss)- Securities, $(222) Mortgage loan servicing, net, $726 Investment and insurance commissions, $827 Bank owned life insurance, $111 Other income, $1,791 $22.4 $26.4 $14.8 $19.7 $15.8 $18.9 $14.6 $16.9 $11.5 $10.5 41.9% 46.6% 32.0% 36.8% 30.3% 35.4% 27.6% 27.3% 18.4%16.4% 0.0 10.0 20.0 30.0 40.0 50.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Non-interest Income Non-interest Inc/Operating Rev (%)

Focus on Improved Efficiency 19 Source: Company documents. Non-interest Expense ($M) Highlights Efficiency Ratio (4 quarter rolling average)  1Q’23 efficiency ratio of 62.1%.  Compensation and employee benefits expense of $19.3 million, an decrease of $0.8 million from the prior year quarter.  Compensation (salaries and wages) increased $0.8 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the fourth quarter of 2022 as direct origination costs (lower mortgage loan origination volume).  $1.4 million decrease in performance based compensation expense accrual.  Payroll taxes and employee benefits decreased $0.2 million primarily due to lower payroll taxes.  Data processing costs increased by $0.8 million primarily due to a credit in the prior year quarter related to certain expenses that had been previously paid and expensed and an increase in expense related to asset growth.  Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. $32.7 $30.0 $32.5 $34.5 $34.0 $31.5 $32.4 $32.4 $32.1 $31.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Total 55.9% 59.9% 61.7% 63.2% 64.8% 63.1% 61.3% 59.8% 60.4% Q1'21 Q2'21 Q3'21 Q4'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23

2023 Outlook Category Outlook Lending Continued growth IBCP goal of low double digit (approximately 10%-12%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the last three quarters of 2023. This growth forecast also assumes a stable Michigan economy. 1Q’23 Update: Total portfolio loans increased $44.5 million (5.2% annualized) in 1Q’23 which is lower than our forecasted range. Commercial, mortgage and installment loans had positive growth in the first quarter. Loan growth was negatively impacted by higher than anticipated loan payoffs. Net Interest Income Growth driven primarily by higher average earning assets IBCP goal of high single digit (7%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to be stable to slightly higher (0.05% - 0.10%) in 2023 compared to full-year 2022. Primary driver is an increase in earing asset yield. The forecast assumes a 0.50% Fed rate increase in February, a 0.25% increase in March and a 0.25% decrease in September and December in the federal funds rate while long-term interest rates decline slightly over year-end 2022 levels. 1Q’23 Update: 1Q’23 net interest income was $5.4 million (16.5%) higher than the prior year quarter. The net interest margin was 3.33% for the quarter, up 0.33% from the prior year quarter and down 0.19% from the linked quarter. The 16.5% increase in net interest income is due to an increase in average interest-earning assets as well as an increase in net interest margin. Provision for Credit Losses Steady asset quality metrics Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.51% at 12/31/22. A full year 202. provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable. 1Q’23 Update: The provision for credit losses was an expense of $2.2 million (0.25% annualized) The 1Q’23 provision expense was the result of an increase in provision for credit losses for securities HTM due to a $3.0 million loss incurred on a subordinated debt security during the quarter. The provision expense related to loans was a credit in 1Q’23 which is lower than our forecasted range. Non-interest Income IBCP forecasted 2023 quarterly range of $11 million to $13 million with the total for the year down 20% to 25% from 2022 actual of $61.9 million Expect mortgage loan origination volumes in 2023 to be down by approximately 20%, a decline in mortgage loan servicing net of approximately 80%, interchange income in 2023 to increase approximately 2.0% to 3.0% as compared to 2022 and service charges on deposits to be collectively comparable to 2022 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). 1Q’23 Update: : Non-interest income totaled $10.6 million in 1Q’23, which was below the forecasted range. 1Q’23 mortgage loan originations, sales and gains totaled $113.0 million, $106.9 million and $1.3 million, respectively. Mortgage loan servicing generated a gain of $0.7 million in 1Q’23. The $0.2 million loss on securities available for sale was related to the divesture of a credit impaired corporate security. Non-interest Expenses IBCP forecasted 2023 quarterly range of $32.0 million to $33.5 million with the total for the year up 1.5% to 2.5% from the 2022 actual of $128.3 million. The primary driver is an increase in data processing and FDIC deposit insurance premiums. 1Q’23 Update: : Total non-interest expense was $31.0 million in the first quarter of 2023, which is below our forecasted range. The comparative quarterly decrease is primarily due to declines in compensation and employee benefits and occupancy, net, that were partially offset by increases in data processing and FDIC insurance expense. The decrease in compensation and employee benefits is primarily related to lower performance based compensation. Income Taxes Approximately an 18.8% effective income tax rate in 2023. This assumes a 21% statutory federal corporate income tax rate during 2023. 1Q’23 Update: Actual effective income tax rate of 18.2% for the 1Q’23. Share Repurchases 2023 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2023. 1Q’23 Update: No shares were repurchased in the first quarter of 2023. 20

21

Strategic Initiatives

Growth

- Organic growth through servicing businesses and consumers in our Markets in an inclusive way to include straight forward marketing, improved brand awareness and enhanced outreach efforts that foster strong customer relationships and engagement.
- Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- Add new customers and grow revenue by leveraging new **LPO's** and talented sales staff & outbound calling efforts.
- Leverage data analytics for innovative targeted customer acquisitions, retention and cross sales strategies, inside sales efforts and referrals with strategic business unit partners.
- Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions.

Process Improvement & Cost Controls

- Enhance process improvement expertise, enabling all business lines and departments to streamline/automate operating processes and workflows.
- Leverage technology, capitalizing upon core conversion new capabilities, streamline and improve bank processes.
- Leverage virtual capabilities to make more effective meetings, training and customer engagement.
- Optimize branch delivery channel including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.
- Expand Digital Branch (call center) services.

Talent Management

- Sustain and enhance a constructive culture, supported by a highly engaged workforce that embraces and encourages a diverse, equitable, inclusive and flexible work environment.
- Retain and attract top talent.
- Align learning and development initiatives in support of bank priorities and employees' continued growth.
- Demonstrate that we are committed to the well-being of our team members who ensure our success. This entails recognizing and rewarding contributions, developing new talent via internships, providing coaching and development, and planning for succession and new opportunities.

Risk Management

- Produce strong and consistent earnings and capital levels.
- Maintain good credit quality aided by strong proactive asset quality monitoring and problem resolution.
- Practice sound risk management with effective reporting to include fair banking and scenario planning.
- Actively manage and monitor liquidity and interest rate risk.
- Promote strong, independent & collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit).
- Ensure effective operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.
- Maintain effective relationships with regulators & other outside oversight parties. Provide effective ESG (Environmental, Social and Governance) disclosures for investors and other interested parties.

Member FDIC

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Q&A and Closing Remarks Question and Answer Session Closing Remarks Thank you for attending! NASDAQ: IBCP 22

Appendix 23 Additional Financial Data and Non-GAAP Reconciliations

Historical Financial Data

24

($M except per share data)	Year Ended December 31, 2019	2020	2021	2022	Quarter Ended, 3/31/22	6/30/22	9/30/22	12/31/22	3/31/23
Balance Sheet:									
Total Assets	$3,565	$4,204	$4,705	$5,000	$4,762	$4,826	$4,931	$5,000	$5,139
Portfolio Loans	$2,725	$2,734	$2,905	$3,465	$3,004	$3,259	$3,410	$3,465	$3,510
Deposits	$3,037	$3,637	$4,117	$4,379	$4,205	$4,291	$4,327	$4,379	$4,545
Tangible Common Equity	$317	$357	$367	$317	$324	$300	$301	$317	$317
Profitability:									
Pre-Tax, Pre-Provision Income	$58.6	$81.9	$75.4	$83.7	$20.5	$18.3	$24.4	$19.9	$18.0
Pre-Tax, Pre-Prov / Avg. Assets	1.70%	2.08%	1.62%	1.74%	1.76%	1.56%	1.98%	1.61%	1.43%
Net Income[(1)]	$46.4	$56.2	$62.9	$63.8	$18.0	$13.0	$17.3	$15.1	$13.0
Diluted EPS	$2.00	$2.53	$2.88	$3.00	$0.84	$0.61	$0.81	$0.71	$0.61
Return on Average Assets[(1)]	1.35%	1.43%	1.41%	1.32%	1.54%	1.10%	1.40%	1.21%	1.06%
Return on Average Equity[(1)]	13.6%	15.7%	16.1%	18.5%	19.4%	15.7%	20.5%	17.9%	14.8%
Net Interest Margin (FTE)	3.80%	3.34%	3.10%	3.32%	3.00%	3.26%	3.49%	3.52%	3.33%
Efficiency Ratio	64.9%	59.2%	62.9%	59.4%	59.6%	62.5%	56.3%	60.8%	62.1%
Asset Quality:									
NPAs / Assets	0.32%	0.21%	0.11%	0.08%	0.11%	0.10%	0.08%	0.08%	0.09%
NPAs / Loans + OREO	0.42%	0.32%	0.18%	0.12%	0.17%	0.14%	0.12%	0.12%	0.12%
ACL / Total Portfolio Loans	0.96%	1.30%	1.63%	1.51%	1.52%	1.47%	1.50%	1.51%	1.44%
NCOs / Avg. Loans	(0.02%)	0.11%	(0.07%)	0.00%	0.01%	0.00%	0.00%	0.00%	0.12%
Capital Ratios:									
TCE Ratio	9.0%	8.6%	7.9%	6.4%	6.9%	6.3%	6.2%	6.4%	6.6%
Leverage Ratio	10.1%	9.2%	8.8%	8.8%	8.8%	8.7%	8.8%	8.8%	8.9%
Tier 1 Capital Ratio	12.7%	13.3%	12.1%	11.4%	11.8%	11.4%	11.3%	11.4%	11.5%
Total Capital Ratio	13.7%	16.0%	14.5%	13.7%	14.2%	13.6%	13.5%	13.7%	13.8%

Member FDIC

Be Independent

25Non-GAAP to GAAP Reconciliation March 31, December 31, September 30, June 30, March 31, 2022 2021 2020 2019 2023 2022 2022 2022 2022 Net interest income $ 149,561 $ 129,765 $ 123,612 $ 122,581 $ 38,441 $ 40,602 $ 39,897 $ 36,061 $ 33,001 Non-interest income 61,909 76,643 80,745 47,736 10,551 11,468 16,861 14,632 18,948 Non-interest expense 128,341 131,023 122,413 111,733 30,957 32,091 32,366 32,434 31,450 Pre-Tax, Pre-Provision Income 83,129 75,385 81,944 58,584 18,035 19,979 24,392 18,259 20,499 Provision for credit losses 5,341 (1,928) 12,463 824 2,160 1,390 3,145 2,379 (1,573) Income tax expense 14,437 14,418 13,329 11,325 2,884 3,503 3,950 2,879 4,105 Net income $ 63,351 $ 62,895 $ 56,152 $ 46,435 $ 12,991 $ 15,086 $ 17,297 $ 13,001 $ 17,967 Average total assets 4,825,723$ 4,465,577$ 3,933,655$ 3,440,232$ 4,988,440$ 4,934,859$ 4,884,841$ 4,758,960$ 4,721,205$ Performance Ratios Return on average assets 1.31% 1.41% 1.43% 1.35% 1.03% 1.21% 1.40% 1.10% 1.54% Pre-tax, Provision return on average assets 1.72% 1.69% 2.08% 1.70% 1.43% 1.61% 1.98% 1.54% 1.76% Year Ended December 31, Quarter Ended (Dollars in thousands)

26 Reconciliation of Non-GAAP Financial Measures 2023 2022 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 38,441$ 33,001$ Add: taxable equivalent adjustment 439 482 Net interest income - taxable equivalent 38,880$ 33,483$ Net interest margin (GAAP) (1) 3.29% 2.96% Net interest margin (FTE) (1) 3.33% 3.00% (1) Annualized. Three Months Ended March 31, (Dollars in thousands)

27 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio March 31, December 31, September 30, June 30, March 31, 2022 2021 2020 2019 2023 2022 2022 2022 2022 Common shareholders' equity 347,596$ 398,484$ 389,522$ 350,169$ 367,714$ 347,596$ 332,308$ 331,134$ 355,449$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,415 2,551 2,697 2,871 3,104 Tangible common equity 316,745$ 366,848$ 356,916$ 316,543$ 336,999$ 316,745$ 301,311$ 299,963$ 324,045$ Total assets $ 4,999,787 $ 4,704,740 $ 4,204,013 $ 3,564,694 $ 5,138,934 $ 4,999,787 $ 4,931,377 $ 4,826,209 $ 4,761,983 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,415 2,551 2,697 2,871 3,104 Tangible assets $ 4,968,936 $ 4,673,104 $ 4,171,407 $ 3,531,068 $ 5,108,219 $ 4,968,936 $ 4,900,380 $ 4,795,038 $ 4,730,579 Common equity ratio 6.95% 8.47% 9.27% 9.82% 7.16% 6.95% 6.74% 6.86% 7.46% Tangible common equity ratio 6.37% 7.85% 8.56% 8.96% 6.60% 6.37% 6.15% 6.26% 6.85% Year Ended December 31, Quarter Ended (Dollars in thousands)